[LOGO] ASTRATA

CONTACTS:
Stanley Wunderlich
Consulting for Strategic Growth
Tel: (800) 625-2236
Fax: (212) 697-0910
E-mail: CFSG1@aol.com

                                                           FOR IMMEDIATE RELEASE

                   ASTRATA GROUP INCORPORATED NOW INCLUDED IN
                      STANDARD & POOR'S CORPORATION RECORDS
                                      - - -
  COVERAGE ALSO PROVIDED THROUGH S&P MARKET ACCESS PROGRAM AND ADVISOR INSIGHT


         LOS ANGELES, DECEMBER 21, 2004 - ASTRATA GROUP INCORPORATED (OTCBB:ATTA), an international provider of innovative location-based IT services and solutions, announced today that the Editorial Board of Standard and Poor's ("S&P") has published selected corporate information of Astrata Group Incorporated in Standard and Poor's Corporation Records. Additionally, Astrata's corporate description was published in Standard and Poor's Daily News Section on November 23, 2004.

         Standard Corporation Records is a recognized securities manual for the "Blue Sky" Standard Manual Exemption for secondary trading in more than 37 states. The inclusion of Astrata's information in Standard Corporation Records, in connection with Astrata's compliance with other Blue Sky requirements, should assist the brokerage and investment communities in making a market for Astrata's stock. It is recommended that brokers check with their compliance officers or legal counsel for applicable "Blue Sky" laws and regulations pertaining to them.

         S&P has also initiated financial coverage of Astrata as part of the S&P Market Access Program, an information distribution service that enables subscribing publicly traded companies to have their company information disseminated to users of S&P's Advisor Insight. The company information to be made available through this program includes share price, volume dividends, shares outstanding, company financial position, and earnings. S&P's Advisor Insight is an Internet-based research engine used by more than 100,000 investment advisors. A public version of this site is available at www.advisorinsight.com.

         In addition, the information will be available via S&P Marketscope and the electronic version of S&P Stock Guide database, which is distributed electronically to virtually all major quote vendors.

         Said Anthony Harrison, CEO of Astrata, "We are very pleased with Standard & Poor's decision to include us in its Corporation Records and to initiate financial coverage of us in its Market Access Program, as these actions provide additional transparency and sources of information about our business to our stockholders and to the investment community at large. We believe that Standard & Poor's actions constitute major steps in the organization and maintenance of a stable, liquid market for our shares."

ABOUT ASTRATA GROUP INCORPORATED

Astrata Group Incorporated is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technologies, which enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

         Sales are divided approximately evenly between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 200 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions.

                                       ###

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

         Consulting For Strategic Growth I, Ltd. ("CFSG") provides the Company with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.